Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-58793 and 333-87398 on Form S-3 and Registration Statements No. 333-91960, 333-37859, 333-75629, 333-116243, 333-39036, and 333-134637 on Form S-8 of our reports relating to the consolidated financial statements of Meritage Homes Corporation and subsidiaries (which express unqualified opinions and include an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, using the modified prospective method in 2006, and  the adoption of  the provisions of the Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, in 2007) and management’s report on the effectiveness of internal control over financial reporting dated February 25, 2008, appearing in this Annual Report on Form 10-K of Meritage Homes Corporation and subsidiaries for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona
February 25, 2008